Exhibit 10.25

STATE OF TEXAS                    §
COUNTY OF HARRIS             §

EMPLOYMENT AGREEMENT

THIS AGREEMENT, made and entered into effective the 1st day of September, 2004 (the “Effective Date”), by and between BLACK WARRIOR WIRELINE CORP., a Delaware corporation (hereinafter referred to as the AEmployer@), and RON WHITTER (hereinafter referred to as the AEmployee@), as follows:

WITNESSETH:

          WHEREAS, Employer and Employee desire to desire to reduce to writing and formalize the basis on which Employee will continue to be employed by Employer;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, faithfully to be kept by the parties hereto, it is agreed as follows:

          1.          Term.  The Employer will employ the Employee, and the Employee agrees to remain in the employ of the Employer, for a period of three (3) years commencing on the Effective Date.

          2.          Duties.  Employee shall serve as the Chief Financial Officer of Employer, working in an office to be established, at Employer’s expense, by Employer in the Houston, Texas area.  Employee shall work at the direction and control of the president and officers of Employer.  Employee shall devote the whole of his time during business hours, and at any other time when he is reasonably needed, for the benefit of the Employer.  The Employee shall use his best efforts to promote the interest and welfare of the Employer at all times.  Any outside employment, consulting or any other active commercial business activity of any kind is strictly forbidden without written permission of an Officer of the Company and shall be grounds for immediate termination.  Employee hereby accepts the employment on the terms and conditions as hereinafter set forth.

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          3.          Compensation.  As compensation for his services, the Employee shall be paid a base salary of$135,000 per year, and, in addition, a one-time signing bonus of $25,000.  On each anniversary date of this Agreement, Employee=s salary shall be reviewed for possible adjustment in line with the policies and practices of the managers and officers of Black Warrior Wireline Corp. Employee shall also receive a monthly car allowance of $750.

          4.          Non-Competition.  The Employee agrees that for and during the duration of his employment he will not directly or indirectly become employed by or associated with, in any capacity, any other person, firm or corporation which operates a wireline or directional drilling business in the general business area of the Employer.  It is agreed by the parties hereto that, in the event of any breach of the non-competition provisions herein, legal remedies available to the Employer would be inadequate.  Therefore, in the event of such breach, the Employer is specifically authorized to apply to a court of competent jurisdiction to enjoin any violation of such provision.

          5.          Benefits.  The Employee shall be entitled to the same benefits package as the employees of Black Warrior Wireline Corp. So long as the senior executives of Employer receive company-paid family health coverage, the Employee shall receive this benefit.

          6.          Termination.  Employee’s employment shall be terminated upon the happening of any of the following events:

                       (i)          At the end of the 3rd year of employment hereunder, unless extended by mutual agreement of the parties; or

                       (ii)         Upon any material breach of the employment relationship, including the failure of Employee to perform his duties, as reasonably directed by Employer; or

                       (iii)        Upon the death or disability of the Employee; provided that, for clarification, death or disability shall not be considered a breach of this agreement; or

                       (iv)        Conviction in a court of law of any felony or offense involving company property; or

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                       (v)         Violation of any part of the company’s standard policies and procedures, drug and alcohol policy or any policy letters which may be issued from time to time.

          7.          Amendments.  This agreement shall not be modified or amended except by a writing signed by both parties.

          8.          Prior Agreements.  This agreement replaces and supersedes any and all employment agreements, deferred compensation agreements, or employment arrangements, whether written or oral, between the parties hereto, made at any time prior to the date hereof.

          9.          Applicable Law.  This agreement shall be construed and enforced in accordance with the laws of the state of Texas.

          10.        Notices.  All notices, request, demands, and other communications hereunder shall be deliverer in writing, by fax or verbal.  If in writing shall be delivered to the following:

(i)	If to the employer, to:

Black Warrior Wireline Corp.
100 Rosecrest Lane
Columbus, Mississippi 39701
Attn: William L. Jenkins

(ii)	If to the employee, to:

Ron Whitter
6402 Gladehill Drive
Kingwood, TX 77345

          11.          Change of Control.   Upon a Change of Control, the Employer shall pay to the Employee the sum of $125,000 (the “COC Payment”).  As used herein, a Change of Control shall mean any of the following:  (i) any person or group of persons (within the meaning of the Securities Exchange Act of 1934,) shall have acquired, after the Closing Date, beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934,) of 20% or more of the issued and outstanding shares of capital stock of Company having the right to vote for the election of Directors of Company under ordinary

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circumstances; (ii) more than 25% of the assets of the Company are sold in a transaction or series of  transactions closing within twenty-four (24) months of one another; (iii) the Company shall merge with any other person or firm;  (iv) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Board of Directors of Company (together with any new directors whose election by the Board of Directors of Company or whose nomination for election by the Stockholders of Company was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved cease) for any reason other than death or disability to constitute a majority of the Directors then in office; (v) St. James Capital Corp. ceases to be the general partner, managing partner or otherwise ceases to be in control of St. James Capital Partners, LP or SJMB, LLC ceases to be the general partner, managing partner or otherwise ceases to be in control of  SJMB, LP, (vi) William L. Jenkins ceases to serve in as Chief Executive Officer, President or Director of the Company.

          12.          Captions.  The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

          13.          Assignment.  In the event of a sale of the Employer, or a sale of substantially all of the assets of the Employer, the Employer shall either (i) cause the purchaser to assume its rights and obligations under this Agreement or (ii) terminate this agreement and pay to Employee an early termination fee equal to fifty percent (50%) of the compensation due to Employee during the remainder of the Term..

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          IN WITNESS WHEREOF, the Employer by and through its duly authorized officers and the Employee have caused this instrument to be executed under seal effective the 15th day of September, 2004, but effective upon the Effective Date.

WITNESS:	BLACK WARRIOR WIRELINE CORP.

	By:	/s/ William L. Jenkins

William L. Jenkins
Its CEO

WITNESS:	EMPLOYEE:

/s/ Ron Whitter

Ron Whitter